SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 5, 2010

AMPIO PHARMACEUTICALS, INC.

(Exact name of registrant as specified in Charter)

Delaware	333-146542	26-0179592
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

5445 DTC Parkway, P4

Greenwood Village, Colorado 80111

(Address of Principal Executive Offices)

8400 East Crescent Parkway

Suite 600

Greenwood Village, Colorado 80111

(Former Address of Principal Executive Offices, if changed since last report)

(303) 418-1000

(Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Ampio Pharmaceuticals, Inc. (the “Company” or “Ampio”) issued convertible debentures and warrants to two investors on or about October 27, 2010 for an aggregate purchase price of $210,000. As a smaller reporting company, Ampio was not obligated to separately disclose the issuance of the warrants pursuant to Item 3.02 of Form 8-K, and the issuance of the convertible debentures and warrants was not deemed material for purposes of this Item 1.01. However, Ampio has provided disclosure concerning such issuances in Item 8.01 below as Ampio intends to issue additional convertible debentures and warrants carrying similar terms. Please see Item 8.01 below for a discussion of the terms of such instruments, which discussion is incorporated by reference herein.

As also described below in Item 8.01, Ampio anticipates closing the acquisition of DMI BioSciences into escrow on or about November 12, 2010. On or after that date, Ampio will file a Form 8-K with copies of all material agreements related to the acquisition. The documents will be released from escrow upon the Company registering the common stock to be issued to the DMI BioSciences shareholders, and the registration statement being declared effective by the Securities and Exchange Commission.

Item 3.02	Unregistered Sales of Equity Securities.

The information included in Item 8.01 of this Form 8-K is hereby incorporated by reference into this Item 3.02.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Executive Officer Employment Agreements and Compensation

On November 5, 2010, the Company entered into an employment agreement with David Bar-Or, M.D. which is effective August 11, 2011. We refer to Dr. Bar-Or as the “Officer.” Under the employment agreement, Dr. Bar-Or will serve as the Chief Scientific Officer of the Company for an initial term ending July 31, 2013. The agreement provides for an annual salary of $150,000 for Dr. Bar-Or, which will automatically increase to an annual salary of $300,000 following the Company’s receipt of financing in the amount of $10 million or more. The Compensation Committee established the current salary levels to reflect the Company’s presently limited financial resources.

The Officer is entitled to receive an annual bonus each year that will be determined by the Compensation Committee of the Board of Directors based on individual achievement and company performance objectives established by the Compensation Committee. Included in those objectives are (i) obtaining a successful phase 2 clinical trial, (ii) assisting in the sale of intellectual property not selected for clinical trials by the Company at prices, and times, approved by the Board of Directors, (iii) making significant discoveries acceptable to the Board of Directors, and (iv) being awarded patents and assisting in the filing of patent applications on material discoveries. The targeted amount of the annual bonus shall be 50% of the base salary paid to the Officer, although the actual bonus may be higher or lower.

The employment agreement reflects the August 12, 2010 grant of 700,000 stock options to Dr. Bar-Or, pursuant to a separate stock option agreement dated August 12, 2010. The options are exercisable for a period of ten years at an exercise price per share equal to the quoted closing price of the Company’s common stock on August 12, 2010, the day immediately after date of the stock option agreement issued to the Officer. The options vested one-third on grant, one-third on August 12, 2011, and one-third on August 12, 2012. The vesting of all options set forth above accelerates upon a “change in control” as defined in each agreement.

If the Officer’s employment is terminated at the Company’s election at any time, for reasons other than death, disability, cause (as defined in the agreement), or a voluntary resignation, or if the Officer terminates his employment for good reason (as defined in the agreement), the Officer shall be entitled to receive a lump sum severance payment equal to two times his base salary and of the continued payment of premiums for continuation of the Officer’s health and welfare benefits pursuant to COBRA or otherwise, for a period of two years from the date of termination, subject to earlier discontinuation if the Officer is eligible for comparable coverage from a subsequent employer. All severance payments, less applicable withholding, are subject to the Officer’s execution and delivery of a general release of the Company, its parents, subsidiaries and affiliates and each of its officers, directors, employees, agents, successors and assigns in a form acceptable to the Company, and a reaffirmation of the Officer’s continuing obligation under the Propriety Information and Inventions Agreement (or an agreement not so titled, but which pertains to the Officer’s obligations generally, without limitation, to maintain and keep confidential all proprietary and confidential information of the Company, and to assign all inventions made by the Officer to the Company, which inventions are made or conceived during the Officer’s employment).

Dr. Bar-Or served as Chairman of the Board from April 2009 through May 2010, is continuing to serve as a member of the Board of Directors. He has served as the Company’s Chief Scientific Officer since April 2009.

Item 8.01	Other Events

(a) On October 27, 2010, the Company issued $210,000 in principal amount of its senior unsecured mandatorily convertible debenture (the “Debentures”) to two unaffiliated accredited investors. The Debentures accrue interest at the rate of 8% per annum. At the earlier of March 31, 2011 or on closing of a public or private offering of $10 million or more (the “Offering”), the Debentures will automatically convert into the Company’s common stock (the “Conversion Shares”) at the lower of (i) $1.75 per share, or (ii) the per share price at which the Company’s common stock is sold in the Offering. The conversion price may be adjusted pursuant to the other terms of the Debentures.

In conjunction with the issuance of the Debentures, the Company issued warrants (the “Warrants”) to the purchasers of the Debentures giving them the right to purchase shares of the Company’s common stock (“Warrant Shares”) at an exercise price equal to the price at which the Debentures convert into common stock. The number of Warrant Shares issuable to the holders of the Debentures will be calculated by multiplying the number of shares of Company common stock issued on conversion of the Debentures by 20%. The Warrant exercise price is subject to adjustment for stock splits, stock dividends, and the like.

The Company has agreed to register the shares of Common Stock and the Warrant Shares in the Offering, or to file a separate registration statement covering the Conversion Shares and Warrant Shares. To the extent the holders of the Debentures are shareholders of DMI BioSciences, the Company has agreed also to register the shares issuable to such shareholders on consummation of the acquisition of DMI BioSciences, and to release the holder from any lock-up applicable to the shares issuable to the holder in conjunction with the DMI BioSciences acquisition.

The Company paid no commission in connection with the sale of the Debentures and the Warrants, and did not engage a placement agent to assist it in the sale of these unregistered securities.

In the event that the Company issues additional debentures on terms that are more favorable to the purchasers than the terms of the Debenture, the Company has agreed that it will ascribe “most favored nation” status to the Debenture holders and will conform the terms of the Debenture such that the terms are as favorable to the initial purchasers as any other debenture issued thereafter until maturity.

From and after an event of default as defined under the Debentures and for so long as the event of default is continuing, the Debentures will bear default interest at a rate of 18% per annum. Events of default include the failure to timely pay principal, material breach of a covenant, representation or warranty, an uncured suspension in trading of the Company’s common stock that remains in effect for specified time periods, the appointment of a receiver or trustee, the filing of a material judgment or bankruptcy, default under other material agreements, and failure to deliver conversion stock or a replacement debenture.

(b) On November 5, 2010, the Company relocated its executive offices to 5445 DTC Parkway, P4, Greenwood Village, Colorado 80111. The offices are being leased through July 2011 at a monthly rental of approximately $6,000.

(c) The Company intends to close the acquisition of DMI BioSciences into escrow on or about November 12, 2010. The escrow release will be conditioned solely upon the effectiveness of a registration statement to be filed with the SEC which shall register the shares issuable to the DMI BioSciences shareholders. The Company expects to file a Form 8-K on the closing into escrow.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

The following exhibits are filed with this report:

10.1	Employment Agreement, executed November 5, 2010, by and between Ampio Pharmaceuticals, Inc. and David Bar-Or.

10.2	Form of Senior Unsecured Mandatorily Convertible Debenture issued by Ampio Pharmaceuticals, Inc.

10.3	Form of Warrant issued in conjunction with Senior Unsecured Mandatorily Convertible Debenture.

This Current Report on Form 8-K, including Exhibit 99.1, contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements typically are identified by use of terms such as “may,” “project,” “should,” “plan,” “expect,” “anticipate,” “believe,” “estimate” and similar words, although some forward-looking statements are expressed differently. Forward-looking statements represent our management’s judgment regarding future events. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, the Company can give no assurance that such expectations will prove to be correct. All statements other than statements of historical fact included in this Current Report on Form 8-K and Exhibit 99.1 are forward-looking statements. Except as required by applicable law, the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The Company cannot guarantee the accuracy of the forward-looking statements, and you should be aware that the Company’s actual results could differ materially from those contained in forward-looking statements due to a number of factors, including the statements under “Risk Factors” found in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 8, 2010 and any subsequent filings made by the Company with the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMPIO PHARMACEUTICALS, INC.

Dated: November 10, 2010	By:	/S/ DONALD B. WINGERTER, JR.
	Name:	Donald B. Wingerter, Jr.
	Title:	Chief Executive Officer

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